UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 11, 2006

STEN Corporation

   (Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-18785	41-1391803
(Commission File Number)	(I.R.S. Employer
Identification No.)

13828 Lincoln Street NE

Ham Lake, Minnesota 55304

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (763) 755-9516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3-8 are not applicable and therefore omitted.

Item  1.01              Entry into a Material Definitive Agreement.

Effective December 19, 2005, STEN Corporation (the “Company”) entered into a Commercial Real Property Sales Contract (the “Contract”) with Robert Nichols Enterprises, Inc. (“Nichols Enterprises”) for the purchase by the Company of certain real property located in Jacksonville, Texas that the Company currently leases from Nichols Enterprises.  The Contract provides that the Company will purchase the Jacksonville, Texas real estate for $675,000 in cash, of which $5,000 has been paid by the Company in earnest money.  The Contract contains customary representations, warranties and agreements.  The Contract provides for a closing of the transaction on or before January 20, 2006 or within 7 days after objections to title or the survey have been cured, whichever date is later.  Further, the closing of the transactions contemplated by the Contract is conditioned upon the sale of the Company’s property located in Ham Lake, Minnesota because the Company intends to acquire the Jacksonville, Texas property in a tax deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. As described below, the Company completed the sale of the Ham Lake, Minnesota property on January 11, 2006.

The above summary of the Contract does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Contract, which is included as Exhibit 10.1 to this filing and is incorporated by reference into this Item 1.01.

Item  2.01              Completion of Acquisition or Disposition of Assets.

Effective August 10, 2005, STEN Corporation (the “Company”) entered into a Purchase Agreement with OLD Holdings, LLC (“Holdings”) for the sale by the Company to Holdings of its property located at 13828 Lincoln Street NE, Ham Lake, Minnesota 55304.  The Purchase Agreement was amended by that certain Amendment No. 1 to Purchase Agreement dated December 12, 2005 by and between the Company and Holdings (the Purchase Agreement, as amended, being referred to as the “Agreement”).  In connection with the Agreement, the Company and Holdings also entered into a lease agreement dated October 15, 2005 relating to the lease to Holdings of the Ham Lake facilities pending the closing of the sale. Other than in respect of the transactions contemplated by the Agreement, there are no relationships between Holdings and the Company, or any director or officer of the Company.

On January 11, 2006, the Company closed the transactions contemplated by the Agreement and sold its Ham Lake property to Holdings for $1,600,000 in cash, of which $25,000 was previously paid as earnest money.  The consideration for the sale was determined through arm’s-length negotiations between the Company and Holdings.  In connection with the sale, the Lease Agreement was merged as a matter of law when ownership of the property was transferred.  Concurrently with the sale, the Company applied $786,474 of the purchase price to pay in full its mortgage relating to the Ham Lake property.  In the second quarter of the Company’s fiscal year 2006, the Company expects to record a net pretax gain as part of its discontinued operations of approximately $600,000 relating to the sale of the Ham Lake, Minnesota property.

Item  9.01              Financial Statements And Exhibits.

Exhibit	Description
10.1	Commercial Real Property Sales Contract dated December 19, 2005 by and between STEN Corporation and Robert Nichols Enterprises, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEN CORPORATION

By:	/s/ Mark Buckrey
Mark Buckrey
Chief Financial Officer

Dated:   January 12, 2006